                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                ----------------------

                                       FORM 8-K


                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                ----------------------

          Date of Report (Date of earliest event reported):  March 24, 1998


                                    CHATTEM, INC.
                 ----------------------------------------------------
                (Exact name of registrant as specified in its charter)


  Tennessee                        0-5905                        62-0156300
-------------              ---------------------            -------------------
(State of                  (Commission File No.)              (IRS Employer
incorporation)                                              Identification No.)


                 1715 West 38th Street, Chattanooga, Tennessee  37409
             ------------------------------------------------------------
             (Address of principal executive offices, including zip code)


                                      (423) 821-4571
                 ----------------------------------------------------
                 (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

          On March 24, 1998, Chattem, Inc. (the "Company") and Signal Investment & Management Co. ("Signal"), a wholly-owned subsidiary of the Company, acquired the BAN line of deodorant and anti-perspirant products for a purchase price of $165.0 million (subject to an inventory adjustment), plus the assumption of up to $5.0 million of liabilities. The Company acquired the BAN trademarks, formulae, certain patents pertaining to anti-perspirant/deodorant technology, technical information, inventory, manufacturing equipment and packaging related assets used in the manufacture of BAN but not the right to sell BAN in Japan.

          Also on March 24, 1998, the Company issued $200,000,000 of 8 7/8% Senior Subordinated Notes due 2008 (the "Notes") to NationsBanc Montgomery Securities LLC (the "Initial Purchaser") and entered into an amended and restated senior secured bank credit agreement. The proceeds of the note offering were used to fund the BAN purchase, repay revolving bank indebtedness and will be used for working capital.

          The Notes were issued by the Company to the Initial Purchaser in a transaction not registered under the Securities Act of 1933 ("Securities Act") in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Initial Purchaser subsequently placed the Notes with qualified institutional buyers and certain accredited investors in reliance upon Rule 144A under the Securities Act.

          The bank credit agreements, of which NationsBank of Tennessee, N.A. is agent, include term loans of $27.5 million and $34.8 million and a working capital facility of $30 million (the "Credit Agreements"). The working capital facility and the $27.5 million term loan mature on June 26, 2002 and the $34.8 million term loan matures on June 14, 2004. The Company may elect either the greater of the prime rate or federal funds plus 1/2% or a floating rate or Eurodollar interest rate option applicable to loans under the Credit Agreements. The floating rate and Eurodollar interest rate options are based on a base rate plus a floating rate margin that fluctuates on the basis of the Company's
leverage ratio.   In addition to the foregoing, the Credit Agreements contain covenants, representations and other agreements by the Company that are customary in loan agreements and security instruments relating to financings of this type.

          The Notes mature on April 1, 2008 and interest is payable semi-annually on April 1 and October 1 of each year, commencing October 1, 1998. The Notes are senior subordinated obligations of the Company, and are subordinated in right of payment to all existing and future senior debt of the Company. The Notes are initially guaranteed by Signal. The Notes may not be redeemed until April 1, 2003, after which they may be redeemed at the option of the Company. Upon the occurrence of certain events constituting a change of control, the holders of the Notes may require the Company to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest.

          The Notes are issued under an indenture with SouthTrust Bank, National Association, as indenture trustee, which restricts, among other things, the ability of the Company and its subsidiaries to (i) incur additional indebtedness and issue preferred stock, (ii) incur liens, (iii) pay dividends or make certain other restricted payments, (iv) apply net proceeds from certain asset sales, (v) enter into certain transactions with affiliates, (vi) merge or consolidate with any other person, (vii) sell stock of its subsidiaries, or (viii) assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company.

          Pursuant to a Registration Rights Agreement between the Company and the Initial Purchaser, the Company has agreed to file with the Securities and Exchange Commission (the "Commission") not later than May 24, 1998 and use its reasonable efforts to have declared effective a registration statement with respect to notes of the Company which will be identical in all material respects to the Notes ("Series B Notes"). Upon such registration statement becoming effective, the Company will offer the holders of the Notes the opportunity to exchange their Notes for a like principal amount of Series B Notes.

Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits

          (a)  Financial Statements of Business Acquired

               Report of Independent Public Accountants

               Statement of BAN U.S. Assets and Liabilities as of December 31, 1997 and 1996

               Statement of BAN U.S. Net Sales and Product Contribution for the year ended December 31, 1997, 1996 and 1995

               Notes to the Statement of BAN U.S. Assets and Liabilities and the Statement of BAN U.S. Net Sales and Product Contribution

          (b)  Unaudited Pro Forma Financial Information

               Unaudited Pro Forma Balance Sheet

               Notes to Unaudited Pro Forma Consolidated Balance Sheet

               Unaudited Pro Forma Consolidated Statement of Income

               Notes to Unaudited Pro Forma Consolidated Statement of Income

March 3, 1998

To the Board of Directors and Stockholders of Bristol-Myers Squibb Company:

    We have audited the accompanying statement of United States (U.S.) assets and liabilities as of December 31, 1997 and 1996, and the statement of U.S. net sales and product contribution for the years ended December 31, 1997, 1996 and 1995, of the Ban deodorant and antiperspirant product lines (the Product) of Bristol-Myers Products (the Business), a division of Bristol-Myers Squibb Company. These financial statements are the responsibility of the Business's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of U.S. assets and liabilities and the statement of U.S. net sales and product contribution are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in these statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of these statements. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying financial statements reflect the U.S. assets and liabilities and the U.S. net sales and product contribution attributable to the Product as described in Note 2 and are not intended to be a complete presentation of the Product's assets, liabilities, revenues or expenses.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the U.S. assets and liabilities of the Product as described in Note 2 as of December 31, 1997 and 1996 and the U.S. net sales and product contribution of the Product as described in Note 2 for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

            Price Waterhouse LLP

                                    U.S. BAN

                    STATEMENT OF U.S. ASSETS AND LIABILITIES

                                 (IN THOUSANDS)

                                                                                       DECEMBER 31,  DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
ASSETS

Inventories, net:
  Raw materials......................................................................   $    1,089    $    1,233
  Packaging..........................................................................          860         1,161
  Work in process....................................................................           19           342
  Finished goods.....................................................................        6,284         7,497
                                                                                       ------------  ------------
    Total inventories, net...........................................................        8,252        10,233
                                                                                       ------------  ------------
Property, plant and equipment, net:
  Machinery and equipment............................................................       21,897        21,799
  Less: Accumulated depreciation.....................................................       12,963        10,946
                                                                                       ------------  ------------
    Total property, plant and equipment, net.........................................        8,934        10,853
                                                                                       ------------  ------------

    Total assets.....................................................................   $   17,186    $   21,086

LIABILITIES

Accrued expenses
  Advertising........................................................................   $   --        $      722
  Consumer promotion.................................................................        1,003         1,127
  Trade promotion....................................................................        3,676         2,140
                                                                                       ------------  ------------
    Total accrued expenses...........................................................   $    4,679    $    3,989
                                                                                       ------------  ------------

    Assets less liabilities..........................................................   $   12,507    $   17,097
                                                                                       ------------  ------------
                                                                                       ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                                    U.S. BAN

              STATEMENT OF U.S. NET SALES AND PRODUCT CONTRIBUTION

                                 (IN THOUSANDS)

                                                                        FOR THE YEAR  FOR THE YEAR  FOR THE YEAR
                                                                           ENDED         ENDED         ENDED
                                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                                            1997          1996          1995
                                                                        ------------  ------------  ------------
Net sales.............................................................   $   96,152    $   97,547    $   94,705
Cost of goods sold....................................................       32,780        32,340        30,630
                                                                        ------------  ------------  ------------
  Gross margin........................................................       63,372        65,207        64,075

Distribution..........................................................        6,594         7,131         6,169
Promotion.............................................................       25,018        21,952        18,908
Advertising and other marketing.......................................        7,019         9,251        10,691
                                                                        ------------  ------------  ------------
  Product contribution................................................   $   24,741    $   26,873    $   28,307
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                                    U.S. BAN

         NOTES TO THE STATEMENT OF U.S. ASSETS AND LIABILITIES AND THE
              STATEMENT OF U.S. NET SALES AND PRODUCT CONTRIBUTION

                                 (IN THOUSANDS)

1. DESCRIPTION OF BUSINESS

    The Business manufactures and markets topical deodorants and antiperspirants. The products are sold through distributors and directly to end users primarily in the retail markets in the United States (U.S.), Thailand, Canada, Latin America and certain other Asian countries.

2. BASIS OF PRESENTATION

    The accompanying financial statements present only the U.S. assets and liabilities and the U.S. net sales and product contribution of the Product. These financial statements include all adjustments necessary for a fair presentation of the assets and liabilities at December 31, 1997 and 1996 and of U.S. net sales and product contribution for the years ended December 31, 1997, 1996 and 1995. These financial statements have been prepared in accordance with Bristol-Myers Squibb Company accounting principles which are in accordance with generally accepted accounting principles.

    These financial statements set forth only the U.S. net sales and operational expenses attributable to the Product and do not purport to represent all the costs and expenses associated with a stand alone, separate company. Accordingly, not included in operating expenses are the expenses associated with product management, legal, cash management/treasury functions, and various tax services provided by BMS.

    The statement of U.S. net sales and product contribution includes amounts attributable to the manufacture, sale, promotion and advertisement of the Product. Net sales include allowances for sales returns and cash discounts. Product contribution represents net sales less cost of goods sold, distribution, promotion, advertising and other marketing expenses attributable to the Product. Included in product contribution is an allocation of certain expenses attributable to the Product. These expenses have been allocated to the Product by the Business based upon various factors which management believes are reasonable.

    Net sales by the Business to one customer comprised approximately 24%, 24% and 23% of total net sales for the years ended December 31, 1997, 1996 and 1995, respectively.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management's estimates.

    INVENTORIES, NET

    Inventories, net of reserves for obsolescence, are valued at average costs, not in excess of market.

    PROPERTY, PLANT AND EQUIPMENT, NET

    Expenditures for additions, renewals and betterments are capitalized at cost. Depreciation is generally computed by the straight-line method based on the estimated useful lives of the related assets ranging from 5 to 20 years.

                                    U.S. BAN

         NOTES TO THE STATEMENT OF U.S. ASSETS AND LIABILITIES AND THE STATEMENT OF U.S. NET SALES AND PRODUCT CONTRIBUTION (CONTINUED)

                                 (IN THOUSANDS)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The machinery and equipment is primarily located in Morrisville, North Carolina, and at a third party manufacturer in Quebec, Canada.

4. COMMITMENTS AND CONTINGENCIES

    Various lawsuits, claims and proceedings of a nature considered normal to the Business are pending through BMS. Management believes that these lawsuits, claims and proceedings are without merit or will not have a material adverse effect on the Business's operating results, liquidity or financial position.

                       UNAUDITED PRO FORMA FINANCIAL DATA

    The following Unaudited Pro Forma Consolidated Balance Sheet was prepared as if the Transaction and Offering had occurred on November 30, 1997. The following Unaudited Pro Forma Consolidated Statement of Income gives effect to the Transaction and Offering as if they had occurred on December 1, 1996. The Unaudited Pro Forma Consolidated Statement of Income does not purport to represent what the Company's results of operations actually would have been if the Transaction and Offering had occurred as of such date or what such results will be for any future periods.

    The Unaudited Pro Forma Consolidated Balance Sheet reflects the preliminary allocation of the purchase price for the Acquisition to the Company's tangible and intangible assets and liabilities. The final allocation of such purchase price, and the resulting depreciation and amortization expense in the accompanying Unaudited Pro Forma Consolidated Statement of Income, will differ from the preliminary estimates due to the final allocation being based on: (a) actual closing date amounts of assets and liabilities, and (b) final appraised values of property, plant and equipment and other assets.

    The Unaudited Pro Forma Financial Data are based on the historical financial statements of the Company and the assumptions and adjustments described in the accompanying notes. The Company believes that such assumptions are reasonable. The Unaudited Pro Forma Financial Data should be read in conjunction with the Consolidated Financial Statements of the Company and those of BAN and the respective accompanying notes thereto appearing elsewhere in this Offering Memorandum.

                       UNAUDITED PRO FORMA BALANCE SHEET
                                 (IN THOUSANDS)

                                                                                     PRO FORMA
                                                   HISTORICAL    HISTORICAL         ADJUSTMENTS
                                                    CHATTEM         BAN       ------------------------
                                                     AS OF         AS OF                   ACQUISITION
                                                  NOVEMBER 30,  DECEMBER 31,   OFFERING      OF BAN
                                                      1997          1997      ADJUSTMENTS  ADJUSTMENTS        PRO FORMA
                                                  ------------  ------------  -----------  -----------       -----------

                     ASSETS
Current assets:
  Cash and cash equivalents.....................   $    4,858                  $ 189,600(a)  $(178,350)(b)  $  16,108
  Accounts receivable...........................       28,078                                                  28,078
  Inventories...................................       14,493    $    8,252                                    22,745
  Other current assets..........................        2,543                                                   2,543
                                                  ------------  ------------                              -----------
    Total current assets........................       49,972         8,252                                    69,474
                                                  ------------  ------------                              -----------
Property, plant and equipment, net..............       10,988         8,934                                    19,922
                                                  ------------  ------------                              -----------

Other non-current assets:
  Investment in Elcat, Inc......................        6,640                                                   6,640
  Patents, trademarks and other purchased
    product rights, net.........................      104,972                                 152,843(c)      257,815
  Other non-current assets......................        6,172                     10,400(d)                    16,572
                                                  ------------                                            -----------
    Total non-current assets....................      117,784                                                 281,027
                                                  ------------  ------------                              -----------
      Total assets..............................   $  178,744    $   17,186                                 $ 370,423
                                                  ------------  ------------                              -----------
                                                  ------------  ------------                              -----------

                LIABILITIES AND
              SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt..........   $    8,919                                               $   8,919
  Accounts payable and other....................       11,937                                                  11,937
  Accrued liabilities...........................       13,596    $    4,679                                    18,275
                                                  ------------  ------------                              -----------
      Total current liabilities.................       34,452         4,679                                    39,131
                                                  ------------  ------------                              -----------
Long-term debt..................................      133,475                    200,000(a)                   320,475
                                                                                 (13,000) (b)

Other non-current liabilities...................        6,447                                                   6,447

Shareholders' equity:
  Net assets acquired...........................                     12,507                   (12,507)(e)
  Common stock..................................        1,945                                                   1,945
  Paid-in surplus...............................       63,975                                                  63,975
  Accumulated deficit...........................      (60,229)                                                (60,229)
  Foreign currency translation..................       (1,321)                                                 (1,321)
                                                  ------------  ------------                               -----------
    Total shareholders' equity..................        4,370        12,507                                     4,370
                                                  ------------  ------------                               -----------
      Total liabilities and
        shareholders' equity                       $  178,744    $   17,186                                $  370,423
                                                  ------------  ------------                              -----------
                                                  ------------  ------------                              -----------

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

    The Pro Forma Consolidated Balance Sheet reflects the Transaction and the Offering as if they had occurred as of November 30, 1997 (actual amounts may differ from amounts estimated below).

(a) Reflects the issuance of the Notes and the Secured Credit Facility
    Amendment:


  Issuance of the Notes..........................................  $ 200,000
  Issuance-related fees and expenses.............................    (10,400)
                                                                   ---------
                                                                   $ 189,600
                                                                   ---------
                                                                   ---------

(b) Represents the following cash payments related to the Acquisition:

  Purchase price.................................................  $(165,000)
  Acquisition expenses...........................................       (350)
  Repayment of revolving credit indebtedness.....................    (13,000)
                                                                   ---------
                                                                   $(178,350)
                                                                   ---------
                                                                   ---------

(c) The Acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations". The purchase price is being allocated first to the tangible and identifiable intangible assets and liabilities of BAN based upon preliminary estimates of their fair market values, with the remainder allocated to "Patents, trademarks, and other purchased products rights" as follows:

  Purchase price.................................................  $ 165,000
  Acquisition expenses...........................................        350
  Book value of net assets acquired..............................    (12,507)
                                                                   ---------
  Increase in intangible assets..................................  $ 152,843
                                                                   ---------
                                                                   ---------

(d) Reflects the deferred financing costs related to the Offering and Secured Credit Facility Amendment.

(e) Reflects the elimination of the BAN net asset balance.

                        UNAUDITED PRO FORMA CONSOLIDATED
                              STATEMENT OF INCOME
                             (DOLLARS IN THOUSANDS)

                                               HISTORICAL
                                              CHATTEM FOR                          PRO FORMA
                                                THE YEAR    HISTORICAL BAN        ADJUSTMENTS
                                                 ENDED       FOR THE YEAR   ------------------------
                                              NOVEMBER 30,  ENDED DECEMBER  ACQUISITION   OFFERING
                                                  1997         31, 1997     ADJUSTMENTS  ADJUSTMENTS   PRO FORMA
                                              ------------  --------------  -----------  -----------  -----------
Net sales...................................   $  143,235     $   96,152                               $ 239,387
Cost of sales...............................       39,253         32,780     $  (7,227)(a)                64,806
Advertising and promotion...................       56,176         32,037         3,821(b)                 92,034
Selling, general and administrative.........       22,303          6,594                                  28,897
                                              ------------                                            -----------
Income from operations......................       25,503                                                 53,650
Interest expense............................       15,934                                 $  16,658(c)     33,708
                                                                                              1,116(d)
Other income, net...........................       (1,679)                                                (1,679)
                                              ------------                                            -----------
Income from continuing operations before
  income taxes..............................       11,248                                                 21,621
Provision for income taxes..................        3,993          8,907(e)      1,226(e)     (6,399)(e)   7,727
                                              ------------                                            -----------
Income from continuing operations...........   $    7,255                                              $  13,894
                                              ------------                                            -----------
                                              ------------                                            -----------

Other Financial Data:
EBITDA......................................   $   31,208                                              $  64,069
EBITDA Margin...............................         21.8%                                                  26.8%

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                             (DOLLARS IN THOUSANDS)

(a) Reflects management's estimate of the cost savings that will be generated following consummation of the acquisition of BAN. The Company expects to realize significant cost savings through agreements with contract manufacturers for the production of BAN products. Chattem has identified and is negotiating with three contract manufacturers to produce BAN. The Company anticipates entering into agreements prior to the closing of the Acquisition and shifting production to one or more of these contract manufacturers within approximately three months after the closing of the Acquisition.

(b) Represents additional amortization of trademarks.

(c) Reflects the increase in cash interest expense resulting from the incurrence of indebtedness under the Notes offset by the interest savings resulting from the repayment of the revolving credit indebtedness. A change of 1/4% in the interest rate on the Notes and the Secured Credit Facility would have an impact on pro forma interest expense of $649 for the year ended November 30, 1997.

(d) To record the increase in interest expense related to the amortization of deferred financing costs.

(e) Represents income tax expense (benefit) at an effective tax rate of 36.0%.

          (c)  Exhibits

                2.1 Asset Purchase Agreement dated as of February 22, 1998 by and among Bristol-Myers Squibb Company, Signal Investment & Management Co. and Chattem, Inc.

               23.1  Consent of Price Waterhouse LLP

               99.1  Press Release dated March 24, 1998.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 8, 1998                      CHATTEM, INC.

                                   By: /s/ A. Alexander Taylor II
                                      ---------------------------------------
                                       A. Alexander Taylor II,
                                       President and Chief Operating Officer